Exhibit 10.54

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

This First Amendment to Second Amended and Restated Chief Executive Officer Employment Agreement (“First Amendment”) is entered into effective April 19, 2010, by and between Callaway Golf Company, a Delaware corporation (the “Company”) and George Fellows (“Employee”).

A. The Company and Employee are parties to that certain Second Amended and Restated Chief Executive Officer Employment Agreement entered into as of December 3, 2009 (the “Agreement”).

B. The Company and Employee desire to amend the Agreement pursuant to Section 10(b) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Employee agree as follows:

1. Compensation. Section 4(a) of the Agreement is amended to read:

“Base Salary. Effective March 1, 2010, the Company agrees to pay Employee a base salary at the rate of $975,000.00 per year (prorated for any partial years of employment), payable in equal installments on regularly scheduled Company pay dates as they may be adjusted from time to time.”

2. Expenses and Benefits. Section 4(c) of the Agreement is amended to add a new sub-section (iii), as follows:

“(iii) In the event of Employee’s death, all outstanding unvested service-based full value long-term incentive awards (e.g., restricted stock units and phantom stock units) held by Employee shall immediately vest.”

3. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of the date first set forth above.

EMPLOYEE	COMPANY

Callaway Golf Company, a Delaware corporation

/s/ George Fellows	By:	/s/ John C. Cushman, III
George Fellows		John C. Cushman, III, Chair
Compensation and Management Succession Committee

Dated: April 19, 2010		Dated: April 19, 2010